CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Form 8-K.


                                   /s/ Arthur Andersen LLP

                                   ARTHUR ANDERSEN LLP



Denver, Colorado
February 9, 2000